          As filed with the Securities and Exchange Commission on March 25, 2003
                                                      Registration No. 333-56338

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                        STATE AUTO FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             OHIO                                           31-1324304
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                        Identification Number)

                              518 East Broad Street
                            Columbus, Ohio 43215-3976
               (Address of principal executive offices) (Zip code)

                            ------------------------

                State Auto Property & Casualty Insurance Company
            Amended and Restated Incentive Deferred Compensation Plan
                            (Full title of the plan)

                            ------------------------

                              John R. Lowther, Esq.
              Senior Vice President, General Counsel and Secretary
                        State Auto Financial Corporation
                              518 East Broad Street
                            Columbus, Ohio 43215-3976
                                 (614) 464-5000
                 (Name, address and telephone number, including
                        area code, of agent for service)

================================================================================
         On February 28, 2001, State Auto Financial Corporation, an Ohio corporation (the "Company"), filed a registration statement on Form S-8 (Registration No. 333-56338) (the "Registration Statement") with the Securities and Exchange Commission. The Company filed the Registration Statement to register participation interests in the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the "Plan") and 250,000 Common Shares, without par value (the "Shares"), of the Company. The Shares were included in a Company stock fund, which was an investment alternative under the Plan. Under the Plan, participants had the ability to direct the investments of their accounts into several investment funds, including the Company stock fund.

         The Company has removed the Company stock fund as an investment fund under the Plan. A total of 73.695 Shares were sold through the Company stock fund, leaving a total of 249,926.305 Shares unsold. The Company hereby requests that all unsold Shares be deregistered.

================================================================================


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


Exhibit                                                              If Incorporated by Reference, Document with
Number         Description of Exhibit                                which Exhibit was Previously Filed with SEC
------         ----------------------                                -------------------------------------------

24             Powers of Attorney for David J. D'Antoni,             Registration Statement on Form S-8, File No.
               Urlin G. Harris, Paul W. Huesman, William J.          333-43880, filed on August 16, 2000 (see
               Lhota, George R. Manser and Richard K. Smith          Exhibit 24 therein).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 25, 2003.

                             STATE AUTO FINANCIAL CORPORATION

Date:  March 25, 2003        By       /s/ Robert H. Moone
                                      ----------------------------------------
                                      Robert H. Moone, Chairman,
                                      President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                       Date
/s/ Robert H. Moone                         Chairman, President and                     March 25, 2003
------------------------------------        Chief Executive Officer
Robert H. Moone                             (principal executive officer)

/s/ Steven J. Johnston                      Senior Vice President, Treasurer            March 25, 2003
------------------------------------        and Chief Financial Officer
Steven J. Johnston                          (principal financial officer and
                                            principal accounting officer)

/s/ John R. Lowther                         Senior Vice President, Secretary,           March 25, 2003
------------------------------------        General Counsel and Director
John R. Lowther

David J. D'Antoni*                          Director                                    March 25, 2003
------------------------------------
David J. D'Antoni

Urlin G. Harris, Jr.*                       Director                                    March 25, 2003
------------------------------------
Urlin G. Harris, Jr.

Paul W. Huesman*                            Director                                    March 25, 2003
------------------------------------
Paul W. Huesman

William J. Lhota*                           Director                                    March 25, 2003
------------------------------------
William J. Lhota

George R. Manser*                           Director                                    March 25, 2003
------------------------------------
George R. Manser

                                            Director                                    March 25, 2003
------------------------------------
S. Elaine Roberts

Richard K. Smith*                           Director                                    March 25, 2003
------------------------------------
Richard K. Smith

         *Steven J. Johnston, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.

By /s/ Steven J. Johnston                                    March 25, 2003
  ------------------------------------------
     Steven J. Johnston, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                              If Incorporated by Reference, Document with
Number         Description of Exhibit                                which Exhibit was Previously Filed with SEC
------         ----------------------                                -------------------------------------------
24             Powers of Attorney for David J. D'Antoni,             Registration Statement on Form S-8, File No.
               Urlin G. Harris, Paul W. Huesman, William J.          333-43880, filed on August 16, 2000 (see
               Lhota, George R. Manser and Richard K. Smith          Exhibit 24 therein).